EXHIBIT 99.2

Statement of Income
March 31, 2018

	Year Ended March 31, 2018
	Vortex Blockchain	Vortex Network LLC	Total

Revenue	$-	$-	$-

Operating Expenses
Legal and Accounting	$133,736	$-	$133,736
General and Administrative	197,114	-	197,114
Payroll Expenses	-	154,797	154,797
General and Administrative Expenses	-	22,540	22,540
Other Operating Expenses	-	-	-

Total Operating Expenses	330,850	177,337	508,187

Other Expense
Interest Expenses	4,465	-	4,465
Income Tax Expenses	-	(39,360)	(39,360)
Total Other Expense	4,465	(39,360)	(34,895)

Net Loss	$(335,315)	$(137,977)	$(473,292)

Balance Sheet
June 30, 2018

	June 30, 2018
	Vortex Blockchain	Vortex Network LLC	Total

Assets

Current Assets
Cash and Cash Equivalents	$-	$1,669	$1,669

Total Current Assets	-	1,669	1,669

Property, Plant and Equipment
Furniture and Fixture	-	10,091	10,091
Vehicle	-	16,048	16,048
Internet/Wireless/Computer	-	25,898	25,898
Leasehold Improvement	-	75,106	75,106
Data Power Facility - In Progress	-	744,397	744,397
Data Power Facility - Completed	-	400,000	400,000
Total Property and Equipment	-	1,271,540	1,271,540
Less Accumulated Depreciation	-	-	-
Net Property, Plant and Equipment	-	1,271,540	1,271,540

Non-Current Assets
Deferred Tax Assets	-	39,360	39,360
Total Non-Current Assets	-	39,360	39,360

Total Assets	$-	$1,312,569	$1,312,569

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable and Accrued Liabilities	$248,275	$-	$248,275
Accounts Payable	37,970	744,397	782,367
Due to Directors	76,043	-	76,043
Accrued Compensation	-	129,808	129,808
Payroll Tax Liability	-	25,450	25,450
Total Current Liabilities	362,288	899,655	1,261,943

Non-Current Liabilties
Long-Term Liability	-	15,739	15,739
Total Non-Current Liabilties	-	15,739	15,739

Total Liabilities	362,288	915,394	1,277,682

Stockholders' Equity (Deficit)
Common Stock	211	-	211
Stock to be Issued	750,000	-	750,000
Stock Receivable	(750,000)	-	(750,000)
Additional Paid in Capital	226,024	-	226,024
Accumulated deficit	(588,523)	-	(588,523)
Opening Balance Equity	-	1,000	1,000
Owners' Investment	-	790,018	790,018
Accumulated Deficit	-	(393,843)	(393,843)

Total Stockholders' Equity (Deficit)	(362,288)	397,175	34,887

Total Liabilities and Stockholders' Equity	$-	$1,312,569	$1,312,569

Statement of Income
June 30, 2018

	3 Months Ended June 30, 2018
	Vortex Blockchain	Vortex Network LLC	Total

Revenue	-	-	-

Operating Expenses

Legal and Accounting	162,559	-	162,559
General and Administrative	2,895	-	2,895
Payroll Expenses	-	37,961	37,961
General and Administrative Expenses	-	216,256	216,256
Other Operating Expenses	-	1,352	1,352

Total Operating Expenses	$165,454	$255,569	$421,023

Other Expense
Interest Expense	2,249	297	2,546

Net Loss	$(167,703)	$(255,866)	$(423,569)

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